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EXHIBIT 23.02

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of
Versant Corporation:

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated December 12, 2001, included in Versant Corporation's Form 10-K for the ten-month transition period ended October 31, 2001.

                      ARTHUR ANDERSEN LLP

San Jose, California
May 7, 2002

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS